As filed with the Securities and Exchange Commission on May 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200 Santa Barbara, CA	93117
(Address of principal executive offices)	(Zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plans)

Ronald Menezes

Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Oliver Bennett General Counsel Sientra, Inc. 420 South Fairview Avenue, Suite 200 Santa Barbara, CA 93117 (805) 562-3500	Patrick O’Malley, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price(1)	Amount of Registration Fee
2014 Equity Incentive Plan Common Stock, par value $0.01 per share	2,025,577 shares(2)	$6.89(4)	$13,956,225.53	$1,522.63
2014 Employee Stock Purchase Plan Common Stock, par value $0.01 per share	506,394 shares(3)	$5.86(5)	$2,967,468.84	$323.75
Total	2,531,971	N/A	$16,923,694.37	$1,846.38

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents 2,025,577 shares of Common Stock that became available for issuance on January 1, 2021 under the 2014 Plan pursuant to an evergreen provision of the 2014 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares added each year will be equal to: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(3)

Represents 506,394 shares of Common Stock that became available for issuance on January 1, 2021 under the 2014 ESPP pursuant to an evergreen provision of the 2014 ESPP. The 2014 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 ESPP on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 3,000,000 shares of Common Stock; or (c) a lesser number of shares of Common Stock as is determined by the Board for the applicable year.

(4)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low prices per share of the Registrant’s common stock on May 10, 2021 as reported on the NASDAQ Global Select Market.

(5)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low sales prices per share of the Registrant’s common stock on May 10, 2021 as reported on the NASDAQ Global Select Market, multiplied by 85%. Pursuant to the 2014 ESPP, the purchase price of a share is 85% of the fair market value of the lower of the Registrant’s common stock on the Offering Date or the Purchase Date (as such terms are defined in the 2014 ESPP).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 2,025,577 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan; and (ii) 506,394 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on October 29, 2014 (File No. 333-199684), March  19, 2015 (File No. 333-202879), January  26, 2016 (File No. 333-209129), January  18, 2017 (File No. 333-215603), March  15, 2018 (File No. 333-223666), April  18, 2019 (File No. 333-230924), and April  10, 2020 ) (File No. 333-237641). The contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.2(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1(4)#	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)#	2014 Employee Stock Purchase Plan.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

#	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Barbara, State of California, on May 11, 2021.

SIENTRA, INC.

By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Valerie Miller and Oliver Bennett, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald Menezes Ronald Menezes	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2021

/s/ Valerie Miller Valerie Miller	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2021

/s/ Caroline Van Hove Caroline Van Hove	Executive Chair of the Board	May 11, 2021

/s/ Nicholas Simon Nicholas Simon	Lead Independent Director	May 11, 2021

/s/ Mary M. Fisher Mary M. Fisher	Director	May 11 , 2021

/s/ Kevin O’Boyle Kevin O’Boyle	Director	May 11, 2021

/s/ Philippe A. Schaison Philippe A. Schaison	Director	May 11, 2021

/s/ Keith Sullivan Keith Sullivan	Director	May 11, 2021